                                                                  EXHIBIT 10.13

                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of the 26th day of February, 1999 between OneSource Information Services, Inc., a corporation organized under the laws of the State of Delaware ("SERVICES"), and OneSource Holding Corporation, a corporation organized under the laws of the State of Delaware ("HOLDING"). The two corporations are hereinafter sometimes called the "CONSTITUENT CORPORATIONS". Services is hereinafter also sometimes referred to as the "MERGED CORPORATION", and Holding is hereinafter also sometimes referred to as the "SURVIVING CORPORATION".


                                   WITNESSETH


        WHEREAS, pursuant to Section 251 of the Delaware General Corporation Law (the "DELAWARE CODE" the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that Services be merged with and into Holding under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statute of the State of Delaware in a transaction qualifying as a liquidation within the meaning of Sections 332 and 337 of the Internal Revenue Code of 1986, as amended; and

        WHEREAS, Services by its Certificate of Incorporation has an authorized capital stock of 100 shares of Common Stock, $.01 par value per share, of which 100 shares of such Common Stock are now issued and outstanding, and such 100 shares of issued and outstanding Common Stock shall be canceled on the effective date of the merger; and

        WHEREAS, Holding by its Certificate of Incorporation has an authorized capital stock of 6,500,000 shares of Common Stock, $.01 par value per share, of which 3,292,192 shares of such Common Stock are now issued and outstanding and 500,000 shares of Class P Common Stock, $.01 par value per share, of which 354,200 shares of such Class P Common Stock are now issued and outstanding; and

        WHEREAS, the registered office of Services in the State of Delaware is located at 32 Lockerman Square, Suite L-100, Dover Delaware 19901; and the registered office of Holding in the State of Delaware is located at 32 Lockerman Square, Suite L-100, Dover Delaware 19901; and

        WHEREAS, this Agreement and Plan of Merger was duly approved and adopted by the Board of Directors of each of the Constituent Corporations and by the written consent of at least a majority of the stockholders entitled to vote on this Agreement, in accordance with Sections 228 and 251 of the Delaware Code.

        NOW, THEREFORE, the Constituent Corporations, parties to this Agreement and Plan of Merger, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of such merger and mode of carrying the same into effect as follows:

        FIRST: Holding hereby merges into itself Services, and Services shall be and hereby is merged into Holding, which shall be the Surviving Corporation. On the effective date of the merger (the "MERGER") provided for in this Agreement and Plan of Merger, the separate existence of Services shall cease in accordance with applicable law.

        SECOND: The Certificate of Incorporation of Holding as in effect on the date of the Merger provided for in this Agreement and Plan of Merger, in substantially the same form as attached hereto as EXHIBIT A shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation except as provided herein until the same shall be altered, amended or repealed as provided therein or in accordance with applicable law.

        THIRD: The effect of the Merger on the capital stock of the Merged Corporation and the Surviving Corporation shall be as follows:

        (a) The one hundred (100) shares of Common Stock of the Merged Corporation, which are issued and outstanding on the date hereof shall, without any further action on the part of anyone, be canceled on and as of the effective date of the Merger.

        (b) The outstanding shares of capital stock of the Surviving Corporation shall be unaltered.

        (c) After the effective date of the Merger, each holder of a certificate or certificates which theretofore represented shares of Common Stock of the Merged Corporation shall cease to have any rights as a stockholder of the Merged Corporation except as are expressly reserved to such stockholder by statute. After the effective date of the Merger, each holder of any outstanding certificate or certificates representing shares of Common Stock of the Merged Corporation shall surrender the same to the Merged Corporation for cancellation. The certificates representing the outstanding shares of the capital stock of the Merged Corporation to be canceled, as provided herein, will be treated by the Surviving Corporation as of the effective date of the Merger as null and void for all corporate purposes and will be deemed canceled.

        FOURTH: The terms and conditions of the Merger are as follows:

        (a) The By-laws of the Merged Corporation as they shall exist on the effective date of the Merger shall become on the effective date of the Merger and shall remain the By-laws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided or in accordance with law.

        (b) At and after the effective date of the Merger, the directors of the Merged Corporation shall become the directors of the Surviving Corporation and the officers of the Merged Corporation shall become the officers of the Surviving Corporation. Such directors and officers shall continue in office and thereafter each shall serve until the next annual meeting of stockholders or meeting of directors, respectively, and until their successors shall have been duly elected and qualified.

        (c) At the effective date of the merger, and as set forth in its Certificate of Incorporation, the name of the Surviving Corporation shall be changed to "OneSource Information Services, Inc."

        (d) At and after the effective date of the Merger, the Surviving Corporation shall succeed to and possess, without further act or deed, all the rights, privileges, obligations, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of the Constituent Corporations; all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions, shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of the Surviving Corporation as they were of either of the respective Constituent Corporations; the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; the title to any bank accounts of either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the Constituent Corporations against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

        (e) As and when requested by the Surviving Corporation or by its successors or assigns, the Merged Corporation will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of either of the Constituent Corporations acquired by the Surviving Corporation by reason or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of the Merged Corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

        (f) The Merged Corporation and the Surviving Corporation hereby agree that the Surviving Corporation will prepare and file specified employer tax returns and employee information returns in accordance with the method described in Revenue Procedure 96-60, 1996-2 C.B. 339, Section 5.

        (g) This Agreement and Plan of Merger has been submitted to the stockholders of each of the Constituent Corporations as and to the extent provided by law. The Merger shall take effect when any and all documents or instruments necessary to perfect the Merger, pursuant to the requirements of the Delaware Code, are accepted for filing by the appropriate office of the State of Delaware.

        (h) This Agreement and Plan of Merger may be terminated or abandoned by (i) either Constituent Corporation, by written action of its President at any time prior to its adoption by the stockholders of both of the Constituent Corporations as and to the extent provided by law, or (ii) the mutual consent of the Constituent Corporations, by written action of their respective Presidents, at any time after such adoption by such stockholders and prior to the effective date of the Merger for any reason or for no reason. In the event of such termination or abandonment, this Agreement and Plan of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of their Board of Directors or stockholders.

        (i) This Agreement and Plan of Merger constitutes a Plan of Liquidation under the Internal Revenue Code, Sections 332 and 337, as well as a Plan of Merger, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

        (j) Within thirty (30) days after the adoption of this Plan of Liquidation, the Merged Corporation will file a Form 966: "Corporation Dissolution or Liquidation" and a certified copy of the resolution or plan of liquidation with the Internal Revenue Service Center where the federal income tax return of the Merged Corporation is filed. The Merged Corporation will also file its final federal income tax return with the Internal Revenue Service on or before the fifteenth (15th) day of the third month following the date of the final distribution of its assets and the satisfaction of all its remaining liabilities.

        (k) The Surviving Corporation will file its 1999 federal income tax return, and any other taxable year in which a distribution is received from the Merged Corporation, a complete statement of all facts pertinent to the nonrecognition of gain or loss from all distributions received from the Merged Corporation as a result of the Plan of Liquidation. Such statement shall include: (1) a copy of the plan of complete liquidation, and of the resolutions under which the plan was adopted and the liquidation was authorized, together with a statement under oath showing in detail all transactions incident to, or pursuant to, the plan; (2) a list of all properties received upon the distribution, showing the cost or other basis of such properties to the Merged Corporation and the fair market value of such properties on the date of distribution; (3) a statement of any indebtedness of the Merged Corporation to the Surviving Corporation on the date the Plan of Liquidation was adopted and on the date of the first liquidating distribution and, if any such indebtedness was acquired at less than face value, the cost thereof to the Surviving Corporation; and (4) a statement as to the Surviving Corporation's ownership of all classes of stock of the Merged Corporation (showing as to each class the number of shares and percentage owned and the voting power of each share) as of the date of adoption of the Plan of Liquidation and at all times since, to and including the date of distribution, and the cost or other basis of such stock and the date or dates on which acquired.

        (l) All corporate acts, plans, policies, approvals and authorizations of the Merged Corporation, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective date of the Merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be effective and binding thereon as they were on the Merged Corporation. The employees of the Merged Corporation shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits they enjoyed as employees of the Merged Corporation.

        (m) From the effective date of the Merger, the officers and directors of the Surviving Corporation are hereby authorized in the name of the corporations that were the Constituent Corporations to execute, acknowledge and deliver all instruments and to do all things as may be necessary or desirable to vest in the Surviving Corporation any property or rights of either of the Constituent Corporations or to carry out the purposes of this Agreement and Plan of Merger.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger,

pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement and Plan of

Merger to be executed by the President and attested by the Secretary of each party hereto.

                                        ONESOURCE HOLDING CORPORATION



                                        By: /s/ David Dominik
                                            ----------------------------------
                                        Name:  David Dominik
                                        Title: President


ATTEST:



By: /s/ Gregg Newmark
    ------------------------------
Name:  Gregg Newmark
Title: Secretary


                                        ONESOURCE INFORMATION SERVICES, INC.



                                        By:  /s/ Daniel Schimmel
                                            ----------------------------------
                                        Name:  Daniel Schimmel
                                        Title: President


ATTEST:



By:  /s/ Roy Landon
    ------------------------------
Name:  Roy Landon
Title: Secretary

                                                                       EXHIBIT A


CERTIFICATE OF INCORPORATION OF ONESOURCE HOLDING CORPORATION